                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements of Dobson Communications Corporation (and all references to our Firm) included in or made a part of this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
December 20, 1999